Exhibit (h)(5)

FRONTEGRA FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 25th day of March, 2011, to the Transfer Agent Servicing Agreement, dated as of September 1, 1999, as amended, (the "Transfer Agent Agreement") is entered into by and between FRONTEGRA FUNDS, INC., a Maryland corporation (the “Corporation”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Corporation and USBFS have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the Transfer Agent Agreement to add an additional fund; and

WHEREAS, Section 9 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A, the listing of the funds and the fees, is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTEGRA FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ William D. Forsyth III	By: /s/ Michael R. McVoy

Name: William D. Forsyth III	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

3/2011

Amended Exhibit A

to the Frontegra Funds, Inc.

Transfer Agent Servicing Agreement

Fund Names at March, 2011

Separate Series of Frontegra Funds, Inc.

Name of Series

Frontegra Columbus Core Plus Fund (Institutional Class)

Frontegra Columbus Core Plus Fund (Y Class)

Frontegra Columbus Core Plus Fund (Service Class)

Frontegra Columbus Core Fund (Institutional Class)

Frontegra Columbus Core Fund (Service Class)

Frontegra Netols Small Cap Value Fund (Institutional Class)

Frontrega Netols Small Cap Value Fund (Y Class)

Frontegra Mastholm International Equity Fund

Frontegra Sky International Equity Fund (Institutional Class)

Frontegra Sky International Equity Fund (Y Class)

Frontegra Timpani Small Cap Growth Fund (Institutional Class)

Frontegra Timpani Small Cap Growth Fund (Y Class)

Frontegra Phocas Small Cap Value Fund (L Class)

Frontegra Phocas Small Cap Value Fund (I Class)

Frontegra Hexam Emerging Markets Fund

Frontegra SAM Global Equity Fund (Institutional Class)

3/2011

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